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           [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP APPEARS HERE]


                                                                    EXHIBIT 8.1

                               December 12, 1996


Safeguard Scientifics, Inc.
800 The Safeguard Building
435 Devon Park Drive
Wayne, Pennsylvania  19087

     Re: Offering of Rights to Purchase Shares of Common Stock of Diamond Technology Partners Incorporated
          ----------------------------------------

Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax aspects of the grant by Diamond Technology Partners Incorporated (the "Company") of rights (the "Rights") to purchase shares of the Company's Common Stock (the "Offering"), all as described in the Registration Statement on Form S-1 (File No.333-17785), as amended, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). This opinion is based upon our review of the Registration Statement and our assumption that the Offering will take place in accordance with the description included in the Registration Statement.

                                    Opinion
                                    -------

     Based on the foregoing and on the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date of this letter, it is our opinion that the statements of law and conclusions of law included in the Registration Statement under the heading "The Offering--Federal Income Tax Consequences" are, in all material respects, true, correct and complete. No opinion is expressed regarding any statements, assumptions or opinions regarding factual matters (including, without limitation, the value of the Rights) contained in the Registration Statement.

     Should any of the facts, assumptions or understandings referred to above prove incorrect, please let us know so that we may consider the effect, if any, on our opinion. No assurances can be given that any of the foregoing authorities will not be modified, revoked, supplemented, revised, reversed or overruled or that any such modification, renovation,
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                                                         [LOGO OF MORGAN, LEWIS
                                                     & BOCKIUS LLP APPEARS HERE]


Safeguard Scientifics, Inc.
December 12, 1996
Page 2

supplementation, revision, reversal or overruling will not adversely affect the opinion set forth above.

     We understand that this opinion is to be used in connection with the registration of the Rights and the Company's Common Stock pursuant to the Securities Act of 1933, as amended. We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-1 and amendments thereto. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consents, however, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.


                                            Very truly yours,


                                            /s/ Morgan, Lewis & Bockius LLP